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                       METLIFE INVESTORS INSURANCE COMPANY

                                Power of Attorney

                               Eric T. Steigerwalt
                 Chairman, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that I, Eric T. Steigerwalt, Chairman, President and Chief Executive Officer of MetLife Investors Insurance Company, a Missouri company, do hereby appoint Michele H. Abate, John E. Connolly, Jr. and Marie C. Swift, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with:

     . MetLife Investors Variable Annuity Account One (Class C Variable Annuity File No. 333-59864, Class A Variable Annuity File No. 333-54358, Class L and Class L - 4 Year Variable Annuity File No. 333-52272, Class VA, Class AA and Class B Variable Annuity File No. 333-50540, Class XC Variable Annuity File No. 333-51950, Navigator-Select VA, Custom-Select VA, Russell-Select Variable Annuity File No. 333-34741, COVA Variable Annuity, Firstar Summit Variable Annuity, Premier Advisor Variable Annuity, Destiny Select Variable Annuity, Prevail Variable Annuity File No. 033-39100, COVA Series A File No. 333-90405, COVA Variable Annuity SPDA File No. 033-14979, Class C (CA) Variable Annuity File No. 333-161106, Class A (CA) Variable Annuity File No. 333-161105, Class L (CA) and Class L - 4 Year (CA) Variable Annuity File No. 333-161104, Class VA (CA), Class AA (CA), and Class B (CA) Variable Annuity File No. 333-161103, Class XC (CA) Variable Annuity File No. 333-161102, Navigator-Select Variable Annuity, Custom-Select Variable Annuity and Russell-Select Variable Annuity File No. 333-160936, COVA Series A Variable Annuity File No. 333-160940, COVA Variable Annuity and Premier Advisor File No. 333-160939),

     . MetLife Investors Variable Life Account One (Class VL Flexible Premium Variable Life and Joint and Last Survivor File No. 333-69522, Custom Select and Russell Select Variable Life File No. 333-83197, Custom Select and Russell Select Joint & Last Survivor Variable Life File No. 333-83165, Modified Single Premium Variable Life File No. 333-17963, Class VL File No. 333-160846, Custom Select Variable Life File No. 333-160847, Modified Single Premium Variable Life File No. 333-160848),

and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others.

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of May, 2012.


/s/ Eric T. Steigerwalt
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       Eric T. Steigerwalt